                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               December 22, 1999


Broadcom Corporation
16215 Alton Parkway
Irvine, California  92618

                  Re:      Broadcom Corporation Registration Statement on
                           Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Broadcom Corporation, a California corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 500,000 shares of the Company's Class A Common Stock (the "1999 Plan Shares") under the Broadcom Corporation 1999 Special Stock Option Plan (the "1999 Plan") and (ii) an additional 10,809,584 shares of the Company's Class A Common Stock (together with the 1999 Plan Shares, the "Shares") under the Broadcom Corporation 1998 Stock Incentive Plan (the "1998 Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the 1999 Plan and 1998 Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of (i) option agreements duly authorized under the 1999 Plan and 1998 Plan and in accordance with the Registration Statement or (ii) direct stock issuances duly authorized under the 1998 Plan in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                    Very truly yours,


                                    BROBECK, PHLEGER & HARRISON LLP